EXHIBIT 10.30
                                                                   -------------


                        SECURED RECOURSE PROMISSORY NOTE


                                                              as of May 30, 2002
                                                              New York, New York


$___________


         FOR VALUE RECEIVED, _____________ (the "Borrower") unconditionally promises to pay to the order of FAB INDUSTRIES, INC., a Delaware corporation having an office at 200 Madison Avenue, New York, New York 10016 (the "Company"), or its successors and assigns, at the Company's said address or at such other place as the Company may from time to time designate to the Borrower, in writing, the principal amounts advanced to the Borrower of [Dollar Amount] ($________) (the "Loan"), in lawful money of the United States of America, together with interest thereon at the Interest Rate (as defined below), on May 30, 2003, or such earlier date as such amount shall become due and payable in accordance with the terms of this promissory note (as amended, modified or supplemented from time to time, this "Note").

         The Borrower has chosen to exercise stock options and become a stockholder of the Company. In order to exercise such stock options, the Borrower must pay to the Company no later than the date of exercise, the "total exercise price" of such stock option. The Company is hereby making the Loan in the amount of the "total exercise price" pursuant to Section 8 of the Stock Option Agreement(s) by and between the Company and the Borrower. This Note is secured by and entitled to the benefits of the Pledge Agreement (as defined below).

         1. DEFINITIONS. As used in this Note, the following terms shall have the meanings set forth below. Defined terms in this Note shall include in the singular number the plural and in the plural the singular.

         "BUSINESS DAY" means any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "COLLATERAL" has the meaning ascribed to it in the Pledge Agreement.

         "INTEREST RATE" means a per annum interest rate equal to 3.5%.

         "OBLIGATIONS" means all amounts, direct or indirect, contingent or absolute, of every type and description, and at any time existing, owing by the Borrower to the Company solely pursuant to the terms of this Note or the Pledge Agreement.

         "PLEDGE AGREEMENT" means the Pledge Agreement, dated the date hereof, between the Borrower, as pledgor, and the Company, as pledgee, as amended, modified or supplemented from time to time.

         "PLEDGED SHARES" has the meaning ascribed to it in the Pledge
Agreement.

         2.       INTEREST.

                  (a) The unpaid principal amount of the Loan shall bear interest from the date hereof until paid in full at a fixed rate per annum equal to the Interest Rate. All accrued and unpaid interest on the Loan shall be payable at maturity (whether by acceleration or otherwise), and after such maturity, on demand.

                  (b) Interest at the Interest Rate shall be calculated based on a year of 365 days, for the actual number of days for which any principal is outstanding hereunder.

                  (c) Overdue principal, and to the extent permitted by applicable law, overdue interest in respect of the Loan and any other overdue amount payable hereunder, shall bear interest at a rate per annum equal to the Interest Rate PLUS two percent (2%).

         3.       PREPAYMENT AND REPAYMENT.

                  (a) The Borrower shall have the right to prepay the principal amount of the Loan, in whole or in part, at any time and from time to time, upon at least five (5) days' prior written notice to the Company, without premium or penalty, provided that the Borrower pays to the Company at the same time (i) all accrued and unpaid interest on the principal amount of the Loan so prepaid and (ii) all other Obligations other than the remaining outstanding principal and interest thereon, if any, then due and payable by the Borrower to the Company under this Note or the Pledge Agreement.

                  (b) The Borrower shall repay the entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, and all other Obligations then due and payable, on the earliest to occur of the following:

                           (i)      May 30, 2003; and

                           (ii) the date that is thirty (30) days after the date on which the Borrower's employment with the Company terminates.

                  (c) Any and all distributions or dividends paid by the Company on the Pledged Shares while the Loan is outstanding shall first be used by the Company to make a payment, in the name of the Borrower, on the Loan.

                  (d) All payments received under this Section 3 shall be applied, first, to the payment of costs, fees or expenses due hereunder or under the Pledge Agreement, second, to the payment of accrued and unpaid interest and then to the payment of principal.

         4. METHOD OF PAYMENT. All payments under this Note shall be made in lawful money of the United States of America. Whenever any payment to be made under this Note shall be stated to be due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day. All payments made by the Borrower hereunder shall be made without setoff, counterclaim or other defense.

         5. COVENANTS. The Borrower hereby covenants and agrees that from the date hereof and until the Obligations shall have paid in full, he will:

                  (a) Promptly advise the Company in writing of any material litigation filed by or against the Borrower and any event that has occurred that would constitute an "Event of Default," as defined in Section 6 hereof.

                  (b) Use or cause the Company to use the proceeds of the Loan solely to pay the "total exercise price" of the options exercised by the Borrower on the date hereof.

         6. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) the Borrower shall fail to make any payment under this Note within 30 days when due;

                  (b) any representation or warranty made by the Borrower under this Note or the Pledge Agreement shall be untrue in any material respect on the date as of which made or deemed made;

                  (c) the Borrower shall default in the due performance or observance by him of Section 5(b) of this Note or Section 7(a) of the Pledge Agreement, and such default continues unremedied for ten (10) Business Days following written notice from the Company;

                  (d) the Borrower shall default in the due performance or observance by him of any other term, covenant or agreement in this Note or the Pledge Agreement and such default shall continue unremedied for a period of at least ten (10) Business Days after notice from the Company; or

                  (e)      (i)      the Borrower commences any case, proceeding
or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Borrower, or seeking to adjudicate the Borrower bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to the Borrower or the Borrower's debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of the Borrower's assets (a "bankruptcy action");

                           (ii) the Borrower becomes the debtor named in any bankruptcy action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of sixty (60) days; or

                           (iii) the Borrower makes a general assignment for the benefit of his creditors; or

                           (iv) the Borrower generally fails to, or shall admit in writing his inability to, pay a material portion of his debts as they become due;

then, in an any such event, and at such time thereafter as any Event of Default shall then be continuing, the Company may, by written notice to the Borrower, provided that the Loan is not then to be forgiven under Section 3(b) hereof, declare the principal of and any accrued interest in respect of the Loan and all other Obligations to be, whereupon, the same shall become, forthwith due and payable (PROVIDED, that if any Event of Default described in clause (e) above shall occur, such acceleration shall occur automatically without the giving of any such notice), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and/or enforce its rights under the Pledge Agreement, as well as any and all rights and remedies available at law or in equity.

         7. FULL RECOURSE. The Borrower hereby agrees and covenants that the Company shall have full recourse against the Borrower for the payment of the Obligations. The Borrower waives any right it may have to require that any resort be made by the Company to any collateral securing the Obligations and agrees that the Company may enforce its rights hereunder, prior to or without, any resort to such collateral.

         8. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. The Borrower acknowledges his irrevocable, absolute and unconditional obligation to repay the Obligations in full irrespective of, and the Borrower hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, the cancellation or forfeiture of any of the Collateral.

         9. NON-WAIVER. The failure of either party hereto, at any time, to exercise any of his options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of his options or rights at a later date. All rights and remedies of each party hereto shall be cumulative and may be pursued singly, successively or together, at the option of such party. The acceptance by the Company hereto of any partial payment shall not constitute a waiver of any default or of any of the Company's rights under this Note. No waiver of any rights hereunder shall be deemed to be made by any party hereto unless the same shall be in writing, duly signed on behalf of such party; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights or the obligations of the Borrower or the Company in any other respect at any other time. No modification or amendment of this Note shall be effective unless the same shall be in writing, duly signed on behalf of each party hereto.

         10.      MISCELLANEOUS.

                  (a) All notices required or permitted by this Note or the Pledge Agreement to be given to any party shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, or by Federal Express or similar overnight service, prepaid recorded delivery, addressed as follows:

                  If to the Borrower/Pledgor:

                  [Name]
                  [Address]

                  If to the Company:

                  Fab Industries, Inc.
                  200 Madison Avenue
                  New York, New York  10016
                  Attn: David A. Miller

and shall be deemed to have been duly given when so delivered personally or, if mailed or sent by overnight courier, upon delivery; PROVIDED, that a refusal by a party to accept delivery shall be deemed to constitute receipt.

                  (b) The Borrower agrees to pay on demand all reasonable costs and expenses, if any (including reasonable attorney's fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) by the Company of its rights under this Note or the Pledge Agreement.

                  (c) The provisions of this Note shall bind and inure to the benefit of the Borrower and his heirs and representatives, successors and assigns and the Company and its successors and assigns; PROVIDED, HOWEVER, that no assignment or other transfer of the Borrower's rights or obligations hereunder shall be made or be effective without the Company's prior written consent, nor shall it relieve the Borrower of his obligations hereunder, PROVIDED FURTHER, HOWEVER, that the Company may assign this Note without the consent of the Borrower.

                  (d) Anything in this Note to the contrary notwithstanding, in no event shall the Borrower be obligated to make any payment of interest or late charges, and in no event shall the Company be entitled to receive payment of any such interest or charges, if and to the extent that such payment would violate any usury laws of the State of New York applicable to this Note. If payment of any such interest or charges is made by the Borrower and received by the Company and such payment is in violation of such usury laws, the portion of such payment which exceeds the maximum allowable by or under such usury laws shall not be or be deemed to be interest or late charges, but instead shall be applied in reduction of the principal amount outstanding under this Note.

                  (e) The provisions of this Note shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

                  (f) This Note and the acknowledgment hereto may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                  (g) This Note and the Pledge Agreement together contain the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations with respect thereto as of the date hereof.



                                                _______________________________
                                                [Borrower]


Acknowledged and Agreed:

FAB INDUSTRIES, INC.


By: ___________________________
    Name:
    Title: